UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CompX International Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CompX International Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

April 25, 2011

To our Stockholders:

You are cordially invited to attend the 2011 annual meeting of stockholders of CompX International Inc., which will be held on Wednesday, May 25, 2011, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas.  The matters to be acted upon at the meeting are described in the attached notice of annual meeting of stockholders and proxy statement.

Whether or not you plan to attend the meeting, please cast your vote as instructed on the enclosed proxy card or voting instruction form as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our bylaws.

Sincerely,

David A. Bowers
President and Chief Executive Officer

CompX International Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2011

To the Stockholders of CompX International Inc.:

The 2011 annual meeting of stockholders of CompX International Inc. will be held on Wednesday, May 25, 2011, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

1.	to elect the seven director nominees named in the proxy statement to serve until the 2012 annual meeting of stockholders;

2.	to adopt a nonbinding advisory resolution that approves the executive compensation described in the proxy statement;

3.	to approve, on a nonbinding advisory basis, the preferred frequency for stockholders to consider approving executive compensation; and

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 31, 2011 has been set as the record date for the meeting.  Only holders of our class A and class B common stock at the close of business on the record date are entitled to notice of and to vote at the meeting.  A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please cast your vote as instructed on the proxy card or voting instruction form as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

A. Andrew R. Louis, Secretary

Dallas, Texas
April 25, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 25, 2011.

The proxy statement and annual report to stockholders (including CompX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010) are available atwww.compx.com/annualmeeting.

Page

GLOSSARY OF TERMS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CONTROLLING STOCKHOLDER
SECURITY OWNERSHIP
Ownership of CompX
Ownership of Related Companies
ELECTION OF DIRECTORS
Nominees for Director
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees
2010 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Risk Oversight
Identifying and Evaluating Director Nominees
Leadership Structure of the Board of Directors and Independent Director Meetings
Stockholder Proposals and Director Nominations for the 2012 Annual Meeting of Stockholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
2010 Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2010
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
Compensation Policies and Practices as They Relate to Risk Management
Compensation Consultants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Risk Management Program
Tax Matters
Loan from TFMC
Purchase of Note from NL
Related Party Loans for Cash Management Purposes
Simmons Family Matters
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures
PROPOSAL 2: NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT
Background of this Proposal
Say-on-Pay Proposal
Effect of the Proposal
Vote Required
PROPOSAL 3: NONBINDING ADVISORY PREFERRED FREQUENCY FOR STOCKHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION
Background of this Proposal
Say-When-on-Pay Proposal
Effect of the Proposal
Vote Required
OTHER MATTERS
2010 ANNUAL REPORT ON FORM 10-K
STOCKHOLDERS SHARING THE SAME ADDRESS
REQUEST COPIES OF THE 2010 ANNUAL REPORT AND THIS PROXY STATEMENT

GLOSSARY OF TERMS

“401(k) Plan” means The Employee 401(k) Retirement Plan, a defined contribution plan.

“AMEX” means the NYSE Amex LLC, the stock exchange on which our shares of class A common stock currently trade.

“CDCT” means the Contran Amended and Restated Deferred Compensation Trust, an irrevocable “rabbi trust” established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

“CMRT” means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.

“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar.

“CompX,” “us,” “we” or “our” means CompX International Inc.

“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.

“Dixie Rice” means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

    “EWI” means EWI RE, Inc., a reinsurance brokerage and risk management corporation wholly owned by NL.

“Foundation” means the Harold Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

“Grandchildren’s Trust” means The Annette Simmons Grandchildren’s Trust, a trust of which Harold C. Simmons and his wife, Annette C. Simmons, are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.

“independent directors” means the following directors: Norman S. Edelcup, Edward J. Hardin and Ann Manix.

“ISA” means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on a fixed fee basis.

“Keystone” means Keystone Consolidated Industries, Inc., one of our publicly held sister corporations that manufactures steel fabricated wire products, industrial wire, bar products, billets and wire rod.

“Kronos Worldwide” means Kronos Worldwide, Inc., one of our publicly held sister corporations that is an international manufacturer of titanium dioxide products.

“named executive officer” means any person named in the 2010 Summary Compensation Table in this proxy statement.

“NL” means NL Industries, Inc., one of our publicly held parent corporations that is a diversified holding company with principal investments in Kronos Worldwide and us.

“nonemployee directors” means the following directors: Norman S. Edelcup, Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson.

“NYSE” means the New York Stock Exchange LLC.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on March 31, 2011, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2011 annual meeting of our stockholders.

“Say-on-Pay” means the second proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.

“Say-When-on-Pay” means the third proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings as such proposal is described in this proxy statement.

“SEC” means the U.S. Securities and Exchange Commission.

    “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“stockholder of record” means a stockholder of our class A or B common stock who holds shares directly in its name with our transfer agent, Computershare.

    “Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

“TFMC” means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

“TIMET” means Titanium Metals Corporation, one of our publicly held sister corporations that is an integrated producer of titanium metal products.

“Valhi” means Valhi, Inc., one of our publicly held parent corporations that is a diversified holding company with principal investments in NL and Kronos Worldwide.

“VHC” means Valhi Holding Company, one of our parent corporations.

“Waterloo” means Waterloo Furniture Components Limited, one of our wholly owned subsidiaries.

CompX International Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2011 annual meeting of stockholders to be held on Wednesday, May 25, 2011 and at any adjournment or postponement of the meeting.  We initiated the mailing of our proxy materials on or about April 25, 2011 to the holders of our class A and class B common stock at the close of business on March 31, 2011.  The proxy materials include:

•	the accompanying notice of the 2011 annual meeting of stockholders;

•	this proxy statement;

•	our 2010 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	the proxy card (or voting instruction form if you hold your shares through a brokerage firm or other nominee).

We are furnishing our 2010 annual report to all of our stockholders entitled to vote at the 2011 annual meeting.  We are not incorporating the 2010 annual report into this proxy statement and you should not consider the annual report as proxy solicitation material.  The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

Please refer to the Glossary of Terms on page ii for the definitions of certain terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?

A:	At the annual meeting, stockholders will vote on the following, as described in this proxy statement:

•	Proposal 1 – the election of the seven director nominees named in this proxy statement;
•	Proposal 2 –the adoption of a nonbinding advisory resolution that approves the executive compensation described in this proxy statement (Say-on-Pay); and
•	Proposal 3 – the approval, on a nonbinding advisory basis, of the preferred frequency stockholders will consider approving executive compensation (Say-When-on-Pay).

In addition, stockholders will vote on any other matter that may properly come before the meeting.

Q:	How does the board recommend that I vote?

A:	The board of directors recommends that you vote FOR:

•	each of the nominees for director named in this proxy statement;

•	the approval and adoption of proposal 2 (Say-on-Pay); and

•	as set forth in proposal 3 (Say-When-on-Pay), the approval of an annual Say-on-Pay, as compared to every other year or every three years.

Q:           Who is allowed to vote at the annual meeting?

A:
The board of directors has set the close of business on March 31, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.  Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 2,375,307 shares of our class A common stock and 10,000,000 shares of our class B common stock were issued and outstanding.  Each share of our class A common stock entitles its holder to one vote. Each share of our class B common stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters.

Q:           How do I vote if I am a stockholder of record?

A:
If you own shares of our common stock directly with our transfer agent, Computershare, rather than through a brokerage firm or other nominee, you are a stockholder of record.  As a stockholder of record, you may:

•	vote over the internet at www.investorvote.com/CIX;

•	vote by telephone using the voting procedures set forth on your proxy card;

•	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided; or

•	vote in person at the annual meeting.

If you are a stockholder of record (and not a brokerage firm or other nominee) and execute a proxy card but do not indicate how you would like your shares voted for one or more of the director nominees named in this proxy statement or the other proposals described in this proxy statement, the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the meeting.

Q:           How do I vote if my shares are held through a brokerage firm or other nominee?

A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to vote your shares.  In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided in the materials you receive from your brokerage firm or other nominee.  Brokerage firms or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or any of the other proposals in this proxy statement in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or on each of the other two proposals in this proxy statement, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on any uninstructed proposal and your vote will be counted as a “broker/nominee non-vote.”  “Broker/nominee non-votes” are shares that are held with a brokerage firm or other nominee for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter in the absence of instructions from the beneficial holder.  A broker/nominee non-vote regarding a particular director nominee or with respect to proposal 3 (Say-When-on-Pay) will not be counted as a vote cast and, therefore, will not affect the election of such director nominee or the approval of proposal 3.  A broker/nominee non-vote with respect to proposal 2 (Say-on-Pay) will have the same effect as a vote against the adoption and approval of such proposal.

Q:           Who will count the votes?

A:
The board of directors has appointed Computershare, our transfer agent and registrar, to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:           Is my vote confidential?

A:	Yes. All proxy cards, ballots or voting instructions delivered to Computershare will be kept confidential in accordance with our by-laws.

Q:           How do I change or revoke my proxy instructions if I am a stockholder of record?

A:	If you are a stockholder of record, you may change or revoke your proxy instructions in any of the following ways:

•	delivering to Computershare a written revocation;

•	submitting another proxy card bearing a later date;

•	changing your vote on www.investorvote.com/CIX;

•	using the telephone voting procedures set forth on your proxy card; or

•	voting in person at the annual meeting.

Q:	How do I change or revoke my voting instructions if my shares are held through a brokerage firm or other nominee?

A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:           What constitutes a quorum?

A:
A quorum is the presence, in person or by proxy, of the holders of a majority of the votes from holders of the outstanding shares of our class A and class B common stock, counted as a single class, entitled to vote at the meeting.  Votes withheld from a director nominee and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

NL directly held approximately 86.9% of the outstanding shares of our combined class A and B common stock as of the record date.  NL has indicated its intention to have its shares of our common stock represented at the meeting.  If NL attends the meeting in person or by proxy, the meeting will have a quorum present.

Q:	Assuming a quorum is present, what vote is required to elect a director nominee?

A:
A plurality of affirmative votes of the holders of our outstanding class A and class B shares of common stock, voting together as a single class, represented and entitled to vote at the meeting is necessary to elect each director nominee.  You may indicate on your proxy card or in your voting instructions that you desire to withhold authority to vote for any of the director nominees.  Since director nominees need only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such director nominee.

NL directly held approximately 86.9% of the outstanding shares of our combined class A and B common stock as of the record date, which represents 98.4% of the votes for the election of each director nominee.  NL has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement.  If NL attends the meeting in person or by proxy and votes as indicated, the stockholders will elect all of the nominees named in this proxy statement to the board of directors.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (Say-on-Pay)?

A:
The proposed stockholder resolution contained in this proposal provides that the affirmative nonbinding advisory votes of the majority of the holders of our outstanding class A and class B shares of common stock, voting together as a single class, present in person or represented by proxy at the 2011 annual meeting and entitled to vote will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.

As already mentioned, NL directly held approximately 86.9% of the outstanding shares of our combined class A and B common stock as of the record date.  NL has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal.  If NL attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve this proposal.

Q:	Assuming a quorum is present, what vote is required in proposal 3 (Say-When-on-Pay) to approve a certain frequency of future Say-on-Pay proposals?

A:
Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote under our certificate of incorporation, our bylaws or Delaware law to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on your proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votesof the holdersof our outstanding class A and class B shares of common stock, voting together as a single class, will determine the preferred frequency of future Say-on-Pay proposals, subject to the right of our board of directors to decide that it is in the best interests of us and our stockholders to hold a nonbinding advisory vote more or less frequently than the option our stockholders choose by a plurality of the affirmative votes.  Since this proposal needs only receive the plurality of affirmative votes from the holders of our outstanding class A and class B shares of common stock, voting together as a single class, represented and entitled to vote at the meeting to approve the preferred frequency of future Say-on-Pay proposals, an abstention or a broker/nominee non-vote on this proposal will have no effect on the outcome of this proposal.

As already mentioned, NL directly held approximately 86.9% of the outstanding shares of our combined class A and B common stock as of the record date.  NL has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR an annual nonbinding advisory vote on our named executive officer compensation.  If NL attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve an annual nonbinding advisory vote on our named executive officer compensation.

Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?

A:
Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of a majority of the outstanding shares of our class A and class B common stock, voting together as a single class, represented and entitled to vote at the meeting.  Broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q:           Who will pay for the cost of soliciting the proxies?

A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

CONTROLLING STOCKHOLDER

NL directly held approximately 86.9% of the outstanding shares of our combined class A and B common stock as of the record date, which represents approximately 98.4% of the combined voting power of our class A and B common stock for the election of directors and 86.9% of the combined voting power of our class A and B common stock for other matters.  NL has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement, FOR proposal 2 (Say-on-Pay) and, with respect to proposal 3, to approve an annual Say-on-Pay (Say-When-on-Pay), as compared to every other year or every three years.  If NL attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all of the nominees named in this proxy statement to the board of directors, will approve proposal 2 and, with respect to proposal 3, will approve an annual Say-on-Pay.

SECURITY OWNERSHIP

Ownership of CompX.  The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our class A and class B common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our class A or class B common stock, each director nominee, each named executive officer and all of our director nominees and executive officers as a group.  See footnote 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our class A or class B common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	CompX Class A Common Stock			CompX Class B Common Stock			CompX Class A and Class B Common Stock Combined
Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Percent of Class (1)(2)

Harold C. Simmons (3)	351,637	(4)	14.8%	-0-	(4)	-0-	2.8%
NL Industries, Inc (3).	755,104	(4)	31.8%	10,000,000	(4)	100%	86.9%
Kronos Worldwide, Inc. (3)	3,000	(4)	*	-0-	(4)	-0-	*
Annette C. Simmons (3)	26,400	(4)	1.1%	-0-	(4)	-0-	*
	1,136,141	(4)	47.8%	10,000,000	(4)	100%	90.0%

Royce & Associates, LLC	318,600	(5)	13.4%	-0-		-0-	2.6%
Dimensional Fund Advisors LP.	179,552	(6)	7.6%	-0-		-0-	1.5%
Renaissance Technologies LLC.	131,900	(7)	5.6%	-0-		-0-	1.1%

David A. Bowers	10,000	(4)	*	-0-		-0-	*
Serena S. Connelly	-0-	(4)	-0-	-0-		-0-	-0-
Norman S. Edelcup	8,000	(4)	*	-0-		-0-	*
Edward J. Hardin	19,000	(8)	*	-0-		-0-	*
Ann Manix	7,175	(8)	*	-0-		-0-	*
Glenn R. Simmons	26,500	(4)(8)(9)	1.1%	-0-		-0-	*
Steven L. Watson	16,000	(4)(8)	*	-0-		-0-	*
Corey J. Boland	-0-		-0-	-0-		-0-	-0-
Darryl R. Halbert	1,021	(4)	*	-0-		-0-	*
J. Mark Hollingsworth	-0-	(4)	-0-	-0-		-0-	-0-
Scott C. James	-0-		-0-	-0-		-0-	-0-
All of our director nominees and executive officers as a group (13 persons)	87,896	(4)(8)(9)	3.7%	-0-		-0-	*

—————————
*           Less than 1%.

(1)
Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  The number of shares and percentage of ownership for each entity, individual or group assumes the exercise by such entity, individual or group (exclusive of others) of stock options that such entity, individual or group may exercise within 60 days subsequent to the record date.

(2)
The percentages are based on 2,375,307 shares of our class A common stock and 10,000,000 shares of our class B common stock outstanding as of the record date.  As already discussed, each share of our class A common stock entitles its holder to one vote and each share of our class B common stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters.  In certain instances, shares of our class B common stock are automatically convertible into shares of our class A common stock.

(3)	The business address of NL, Kronos Worldwide and Harold C. and Annette C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4)	Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of NL common stock:

Valhi	83.0%
Harold C. Simmons	2.2%
Annette C. Simmons	0.6%
TFMC	0.5%
Kronos Worldwide	Less than 0.1%

TIMET is the direct holder of 100% of the outstanding shares of TFMC common stock.

Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of TIMET common stock:

VHC	23.2%
Annette C. Simmons	12.1%
CMRT	8.6%
Harold C. Simmons	3.1%
Kronos Worldwide	2.1%
Contran	2.0%
NL	0.8%
Valhi	0.5%
Foundation	Less than 0.1%
Grandchildren’s Trust	Less than 0.1%

NL’s percentage ownership of TIMET common stock includes approximately 0.3% directly held by a wholly owned subsidiary of NL.

Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi	50.0%
NL	30.4%
Harold C. Simmons	0.4%
TFMC	0.1%
Annette C. Simmons	0.1%
Contran	Less than 0.1%

Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of Valhi common stock:

VHC	92.5%
TFMC	1.3%
Foundation	0.8%
Contran	0.3%
Harold C. Simmons	0.3%
Annette C. Simmons	0.2%
CMRT	0.1%
Grandchildren’s Trust	Less than 0.1%

Contran’s percentage ownership of Valhi common stock includes approximately 0.3% directly held by the CDCT.  NL, one of its wholly owned subsidiaries and Kronos Worldwide directly hold 3,604,790, 1,186,200 and 354,537 shares of Valhi common stock, respectively.  Since NL and Kronos Worldwide are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of its common stock that NL, its subsidiary and Kronos Worldwide hold as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement, such shares are not deemed outstanding.

Dixie Rice is the direct holder of 100% of the outstanding shares of common stock of VHC.  Contran is the beneficial holder of 100% of the outstanding shares of common stock of Dixie Rice.

Substantially all of Contran’s outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons.  As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts.  Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

The Foundation is a tax-exempt foundation organized for charitable purposes.  Harold C. Simmons is the chairman of the board and Serena S. Connelly is executive vice president of the Foundation.

U.S. Bank National Association serves as the trustee of the CDCT.  Contran established the CDCT as an irrevocable “rabbi trust” to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.  If the CDCT assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due.  Pursuant to the terms of the CDCT, Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

Contran sponsors the CMRT to permit the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.  Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust.  Contran selects the trustee and members of this trust’s investment committee.  Glenn R. Simmons and Steven L. Watson are members of Contran’s board of directors and along with David A. Bowers, Serena S. Connelly, Darryl R. Halbert, J. Mark Hollingsworth and Kelly D. Luttmer are participants in one or more of the employee defined benefit plans that invest through this trust.  Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the plan assets this trust holds.

Harold C. Simmons is the chairman of the board and chief executive officer of NL and the chairman of the board of each of Kronos Worldwide, TIMET, Valhi, VHC, Dixie Rice and Contran.

By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities.  However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CDCT or the CMRT.  Mr. Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by Kronos Worldwide or NL.

All of our directors or executive officers who are also directors or executive officers of Kronos Worldwide, NL or their affiliated entities disclaim beneficial ownership of the shares of our common stock that such entities directly or indirectly hold.

Annette C. Simmons is the wife of Harold C. Simmons.  Mrs. Simmons disclaims beneficial ownership of all shares that she does not own directly.  Mr. Simmons may be deemed to share indirect beneficial ownership of her shares.  He disclaims all such beneficial ownership.

The Grandchildren’s Trust is a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.  Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares this trust directly holds.  Mr. Simmons disclaims beneficial ownership of any shares that this trust holds.

Contran is the sole owner of Valhi’s 6% series A preferred stock and a trust related to Harold C. Simmons is the sole owner of VHC’s 2% convertible preferred stock.  Messrs. Harold and Glenn Simmons and Watson each hold of record one director qualifying share of Dixie Rice.  Ms. Connelly directly holds less than 1.0% of Contran’s class A common stock.

NL has pledged 1,747,172 shares of Kronos Worldwide common stock as security and 381,104 shares of our class A common stock as security.  VHC has pledged 8,577,160 shares of Valhi common stock as security and 12,878,081 shares of TIMET common stock as security.  Contran has pledged 864 shares of Valhi’s 6% series A preferred stock as security.

Shares owned by Contran or its related entities or their executive officers or directors may be held in margin accounts at brokerage firms.  Under the terms of the margin account agreements, stocks and other assets held in these accounts may be pledged to secure margin obligations under these accounts.  Harold C. Simmons holds 474,009 shares of NL common stock, 157,433 shares of Kronos Worldwide common stock, 2,706,219 shares of TIMET common stock and 49,533 shares of Valhi common stock in a margin account at a brokerage firm.  Annette C. Simmons holds all of her 26,400 shares of our class A common stock, 292,225 shares of NL common stock and 219,796 shares of Valhi common stock in a margin account at a brokerage firm.  The Grandchildren’s Trust holds all of its 15,432 shares of TIMET common stock and 29,300 shares of Valhi common stock in a margin account at a brokerage firm.  Each of Messrs. Bowers and Halbert holds all of his shares of our class A common stock in a margin account at a brokerage firm.

The business address of Contran, the CMRT, the Foundation, TIMET, Valhi and VHC is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana  70542.  The business address of TFMC is 1007 Orange Street, Suite 1400, Wilmington, Delaware  19801.

(5)
Based on Amendment No. 9 to Schedule 13G executed on January 12, 2011 that Royce & Associates, LLC filed with the SEC.  Royce & Associates, LLC is an investment adviser that manages various accounts.  One of these accounts, the Royce Value Trust, holds 185,300 shares of our class A common stock, or 7.8% of the outstanding shares of our class A common stock.  The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York   10151.

(6)
Based on Amendment No. 2 to Schedule 13G executed on February 11, 2011 that Dimensional Fund Advisors LP filed with the SEC.  Dimensional is an investment adviser that furnishes investment advice to four investment companies and serves as investment manager of certain other commingled group trusts and separate accounts.  Dimensional has sole voting power over 179,452 of these shares and sole dispositive power over all of these shares.  Dimensional disclaims beneficial ownership of all of these shares.  Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas  78746.

(7)
Based on Amendment No. 2 to Schedule 13G executed on February 11, 2011 that Renaissance Technologies LLC, Renaissance Technologies Holdings Corporation and James H. Simons filed with the SEC.  Both Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation are investment advisers that beneficially own all of these shares.  Renaissance Technologies Holdings Corporation is a majority owner of Renaissance Technologies LLC.  Mr. Simons is no longer deemed to be a control person of Renaissance Technologies LLC.  Their address is 800 Third Avenue, New York, New York  10022.

(8)
The shares of our class A common stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to our stock option plan that such person may exercise within 60 days subsequent to the record date:

Name of Beneficial Owner	Shares of our Class A Common Stock Issuable Upon the Exercise of Stock Options On or Before May 30, 2011

Edward J. Hardin	4,000
Ann Manix	4,000
Glenn R. Simmons	2,000
Steven L. Watson	4,000

(9)	The shares of our class A common stock shown as beneficially owned by Glenn R. Simmons include 500 shares his wife holds, with respect to which he disclaims beneficial ownership.

We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

Ownership of Related Companies.  Some of our directors and executive officers own equity securities of several companies related to us.

Ownership of NL and Valhi.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of NL and Valhi common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

	NL Common Stock			Valhi Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

David A. Bowers	-0-		-0-	-0-		-0-
Serena S. Connelly	500	(4)	*	1,212	(4)	*
Norman S. Edelcup	-0-	(4)	-0-	41,000	(4)	*
Edward J. Hardin	-0-		-0-	4,000		*
Ann Manix	2,000		*	-0-		-0-
Glenn R. Simmons	4,500	(4)	*	30,078	(4)(5)	*
Steven L. Watson	14,500	(4)	*	28,246	(4)	*
Corey J. Boland	-0-		-0-	-0-		-0-
Robert D. Graham	-0-	(4)	-0-	-0-	(4)	-0-
Darryl R. Halbert	-0-		-0-	-0-		-0-
J. Mark Hollingsworth	500	(4)	*	-0-	(4)	-0-
Scott C. James	-0-		-0-	-0-		-0-
All of our director nominees and executive officers as a group (13 persons)	22,000	(4)	*	104,536	(4)(5)	*

—————————
*           Less than 1%.

(1)	Except as otherwise noted, the individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 48,656,884 shares of NL common stock outstanding as of the record date.

(3)
The percentages are based on 113,253,418 shares of Valhi common stock outstanding as of the record date.  NL, one of its wholly owned subsidiaries and Kronos Worldwide directly hold 3,604,790, 1,186,200 and 354,537 shares of Valhi common stock, respectively.  Since NL and Kronos Worldwide are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of its common stock that NL, its subsidiary and Kronos Worldwide hold as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement, such shares are not deemed outstanding.

(4)
See footnote 4 to the Ownership of CompX Table above for a description of certain relationships among the individuals or group appearing in this table.  All of our director nominees or executive officers who are also directors or executive officers of Contran or any of its affiliated entities disclaim beneficial ownership of the shares of NL or Valhi common stock that such entities directly or indirectly own.

See footnote 4 to the Ownership of CompX Table for additional disclosure regarding pledged shares and shares held in margin accounts.

(5)
The shares of Valhi common stock shown as beneficially owned by Glenn R. Simmons include 1,500 shares his wife holds and 1,100 shares she holds in her retirement account, with respect to all of which shares he disclaims beneficial ownership.

ELECTION OF DIRECTORS

Our bylaws provide that the board of directors shall consist of one or more members as determined by our board of directors or stockholders.  Our board of directors has currently set the number of directors at seven and recommends the seven director nominees named in this proxy statement for election at our 2011 annual stockholder meeting.  The directors elected at the meeting will hold office until our 2012 annual stockholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.

Except for Serena S. Connelly, all of the director nominees are currently members of our board of directors whose terms will expire at the 2011 annual meeting.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director.  All of our nominees have extensive management and policy-making experience either through for-profit or nonprofit organizations or enterprises or foundations.  Except for Ms. Connelly, each of the nominees has served on our board of directors for at least four years.  We believe all or our nominees are knowledgeable about our business.  Each of our independent directors is financially literate.  The board of directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him or her for election as a director.

David A. Bowers, age 73, has served as our president and chief executive officer since 2002, our vice chairman of the board since 2000 and on our board of directors since 1993.  Mr. Bowers has been employed by us or our predecessors since 1960 in various sales, marketing and executive positions, having been named president of our security products and related businesses in 1979.

Mr. Bowers has over 50 years of experience serving CompX, in which he developed general management, senior executive, corporate governance, finance and financial accounting oversight experience.

Serena S. Connelly, age 41, has served as a director and executive vice president of the Foundation since 2006 and in other capacities for the Foundation since 1999.  In 1999, she co-founded and for 11 years served as a director and executive officer of Human Rights Initiative of North Texas, Inc., a non-profit corporation that promotes international human rights through service to North Texas refugees and immigrants who have suffered human rights abuses.  In 2008, she co-founded Demeter Project, LLC, a business model for ethical management in the low-wage service industry.  Her current and recent board memberships include the Dallas Zoological Society, the Foundation for the Education of Young Women, Dallas Women’s Foundation, TexProtects:  Texas Association for the Protection of Children, Texas Christian University’s Institute of Child Development and Southern Methodist University’s Annette Caldwell Simmons School of Education and Human Development.  Ms. Connelly is an employee of Contran, the daughter of Harold C. Simmons and the niece of Glenn R. Simmons.

Ms. Connelly has over 15 years of management or director experience administering charitable giving or as a director of various nonprofit organizations serving the needs of the North Texas community.

Norman S. Edelcup, age 75, has served on our board of directors since 2006.  Since 2003, he has served as mayor of Sunny Isles Beach, Florida.  He also has served as a trustee for the Baron Funds, a mutual fund group, since prior to 2006.  Since 2007, he has served as a director of Marquis Bank located in North Miami Beach, Florida.  From 2001 to 2004, Mr. Edelcup served as senior vice president of Florida Savings Bancorp.  He served as senior vice president of Item Processing of America, Inc., a processing service bureau, from 1999 to 2000 and as chairman of the board from 1989 to 1998.  Mr. Edelcup is a certified public accountant and served as senior vice president and chief financial officer of Avatar Holdings, Inc. (formerly GAC Corporation), a real estate development firm, from 1976 to 1983; vice chairman of the board, senior vice president and chief financial officer of Keller Industries, Inc., a building products manufacturer, from 1968 to 1976; and as a senior accountant with Arthur Andersen & Co., a public accounting firm, from 1958 to 1962.  He has served as a director of Valhi or certain of its predecessors’ boards of directors since 1975 and is chairman of its audit committee and management development and compensation committee.  Mr. Edelcup is chairman of our audit committee and a member of our management development and compensation committee.

Mr. Edelcup has over four years of experience on our board of directors and audit committee and less than one year of experience on our management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting experience as the mayor of a city for which he currently serves and from other publicly and privately held entities for which he currently serves or formerly served.

Edward J. Hardin, age 68, has served on our board of directors since 1997.  Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976.  He is a member of our audit committee.

Mr. Hardin has over thirteen years of experience on our board of directors and less than one year of experience on our audit committee.  As a director or legal advisor, he has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities for which he currently serves or formerly served.

Ann Manix, age 58, has served on our board of directors since 1998.  Ms. Manix has been a principal of Summus, Ltd., a strategic consulting firm, since 2008.  From 1994 until 2006, she served as a managing partner of Ducker Research Corporation, a privately held industrial research firm.  She is chairwoman of our management development and compensation committee and a member of our audit committee.

Ms. Manix has over twelve years of experience on our board of directors and audit committee and ten years of experience on our management development and compensation committee.  She has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities for which she formerly served.

Glenn R. Simmons, age 83, has served as our chairman of the board since 2000 and on our board of directors since 1993.  Since prior to 2006, Mr. Simmons has been vice chairman of the board of Contran and Valhi and chairman of the board of Keystone.   He also has served as a director of Kronos Worldwide, NL and TIMET since prior to 2006.  In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in 2005.  Mr. Simmons has been an executive officer or director of various companies related to Contran and Valhi since 1969.  He is a brother of Harold C. Simmons and an uncle of Ms. Connelly.

Mr. Glenn Simmons has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

Steven L. Watson, age 60, has served on our board of directors since 2000.  Since prior to 2006, Mr. Watson has been president and a director of Contran and president, chief executive officer and a director of Valhi.  He has served as Kronos Worldwide’s chief executive officer since 2009 and its vice chairman of the board since prior to 2006.  He has also served as TIMET’s vice chairman of the board since prior to 2006 and its chief executive officer from 2006 to 2009.  Since prior to 2006, Mr. Watson has served as a director of Keystone and NL.  Mr. Watson has served as an executive officer or director of various companies related to Contran and Valhi since 1980.

Mr. Watson has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Glenn R. Simmons and David A. Bowers is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)
Glenn R. Simmons	83	Chairman of the Board
David A. Bowers	73	Vice Chairman of the Board, President and Chief Executive Officer
Corey J. Boland	40	Vice President
Robert D. Graham	55	Executive Vice President
Darryl R. Halbert	46	Vice President, Chief Financial Officer and Controller
J. Mark Hollingsworth	59	Vice President and General Counsel
Scott C. James	45	Vice President
Kelly D. Luttmer	47	Vice President and Tax Director

Corey J. Boland has served since 2008 as our vice president and president of our CompX Furniture Components division, CompX Precision Slides Inc. and Waterloo, the later two being wholly owned subsidiaries of CompX that are a part of the CompX Furniture Components Division.  From prior to 2006 to 2008, he served as vice president, engineering of Waterloo.  Mr. Boland has served in various engineering positions with Waterloo since 2002.

Robert D. Graham has served as our executive vice president since May 2010.  He has served as executive vice president and general counsel of Kronos Worldwide since 2009 and vice president and general counsel of Kronos Worldwide from prior to 2006 to 2009.  He also has served as NL’s vice president and general counsel since prior to 2006, TIMET’s executive vice president since 2006 and its vice president in 2006 and prior years.  He has served as vice president of Contran and Valhi since 2002.

Darryl R. Halbert has served as our chief financial officer since 2002 and our vice president and controller since 2001.

J. Mark Hollingsworth has served as our vice president since 2007 and our general counsel since 1996.  He has also served as vice president of Keystone since 2009 and general counsel of Keystone and vice president and general counsel of Contran and Valhi since prior to 2006.  Mr. Hollingsworth has served as legal counsel of various companies related to Contran and Valhi since 1983.

Scott C. James has served as our vice president since 2002 and president of two of our divisions, CompX Security Products and CompX Marine, since 2002 and 2005, respectively.  Since 1992, Mr. James has served in various sales, marketing and executive positions with our security products operations.

Kelly D. Luttmer has served as our vice president and tax director since prior to 2006.  She has served as vice president and tax director of TIMET since 2006.  Since prior to 2006, she also has served as vice president and tax director of Contran, Kronos Worldwide, NL and Valhi.  Ms. Luttmer has also served as the vice president and tax director of Keystone since May 2010.  Ms. Luttmer has served in tax accounting positions with various companies related to Contran and Valhi since 1989.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees.  In January 2011, we transferred the listing of our class A common stock from the NYSE to the AMEX.  Because of NL’s ownership of 86.9% of the outstanding shares of our combined class A and B common stock, which represents approximately 98.4% of the voting power for the election of directors and 86.9% of the voting power for other matters, we are considered a controlled company under the listing standards of the AMEX.  Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation or nominations committees or charters for these committees.  We have chosen not to have a majority of independent directors or an independent nominations committee or charters for our compensation or nominations committees.  Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would otherwise be considered by a nominations or risk oversight committee to be considered and acted upon by the full board of directors.  Applying the AMEX director independence standards without any additional categorical standards, the board of directors has determined that Norman S. Edelcup, Edward J. Hardin and Ann Manix are independent and have no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  While the members of our management development and compensation committee currently satisfy the independence requirements of the AMEX, we have chosen not to satisfy all of the AMEX listing standards for a compensation committee.

In determining that Mr. Hardin has no material relationship with us other than serving as our director, the board of directors considered the following relationship:

•
Contran and its related entities, including us, engaged and paid in 2008, 2009 and 2010 to Rogers & Hardin LLP, a law firm of which he is a partner, in the aggregate approximately $43,100, less than $1,000 and $0, respectively, in fees and expenses for legal services Rogers & Hardin LLP rendered to such entities.

The board determined that Mr. Hardin did not have a direct or indirect material interest in these transactions based on a representation from him that such amounts paid to Rogers & Hardin LLP during each of the last three years was less than 5.0% of the consolidated gross revenues of Rogers & Hardin LLP for the respective year.

2010 Meetings and Standing Committees of the Board of Directors.  The board of directors held three meetings and took action by written consent on three occasions in 2010.  Each incumbent director participated in all of such meetings and of the 2010 meetings of the committees on which he or she served at the time.  It is expected that each director will attend our annual meeting of stockholders, which is held immediately before the annual meeting of the board of directors.  All of our directors attended our 2010 annual stockholder meeting.

The board of directors has established and delegated authority to two standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting.  The board of directors from time to time may establish other committees to assist it in the discharge of its responsibilities.

Audit Committee.  Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter.  Applying the requirements of the AMEX listing standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

•	Mr. Norman S. Edelcup is an “audit committee financial expert.”

Through March 2010, the members of our audit committee were Norman S. Edelcup (chairman), Paul M. Bass, Jr. and Ann Manix.  Mr. Edelcup (chairman), Edward J. Hardin and Ms. Manix currently serve on this committee.  No member of our audit committee serves on more than three public company audit committees.  For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  Our audit committee held eight meetings in 2010.

Management Development and Compensation Committee.  The principal responsibilities of our management development and compensation committee are:

•	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to an ISA with a related party;

•	to review, approve and administer certain matters regarding our employee benefit plans or programs, including annual incentive compensation awards;

•	to review, approve, administer and grant awards under our equity compensation plan; and

•	to review and administer such other compensation matters as the board of directors may direct from time to time.

Through March 2010, the members of our management development and compensation committee were Paul M. Bass, Jr. (chairman) and Ann Manix.  Ms. Manix (chairwoman) and Norman S. Edelcup currently serve on this committee.  As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the AMEX director independence standards (without additional categorical standards).  In certain instances under our 1997 Long-Term Incentive Plan, a plan allowing for grants of cash or equity performance awards, the management development and compensation committee may delegate its authority to administer this plan to certain individuals, which delegation authority the committee has not utilized.  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  Our management development and compensation committee held one meeting in 2010.

Risk Oversight.  Our board of directors oversees the actions we take in managing our material risks.  Our management is responsible for our day-to-day management of risk.  The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions.  The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.  Our audit committee annually receives management’s reports and assessments on, among other things, the risk of fraud, certain material business risks and a ranking of such material business risks and on our insurance program.  The audit committee also receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud.  Our management development and compensation committee receives management’s assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.  The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.

Identifying and Evaluating Director Nominees.  Historically, our management has recommended director nominees to the board of directors.  As stated in our corporate governance guidelines:

•	our board of directors has no specific minimum qualifications for director nominees;

•
each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

•
the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our operations and future.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines.  The board also considers the nominee’s ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees.  While we do not have any policy regarding the diversity of our nominees, the board does consider the diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees do possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities.  The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the AMEX listing standards.

Leadership Structure of the Board of Directors and Independent Director Meetings.  As discussed before, Glenn R. Simmons serves as our chairman of the board and David A. Bowers serves as our vice chairman of the board, president and chief executive officer.  Pursuant to our amended and restated corporate governance guidelines, our independent directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without the participation of our other directors who are not independent.  While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our independent directors.  The board of directors believes our leadership structure is appropriate for a controlled company under the AMEX listing standards.  The board of directors believes our leadership structure is appropriate because the board recognizes that while there is no single organizational structure that is ideal in all circumstances, the board believes that having different individuals serve as our chairman of the board and as our chief executive officer provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans.  In addition, the board of directors believes that since Glenn R. Simmons is employed by Contran, which indirectly through related entities holds a majority of our outstanding common stock, his service as our chairman of the board is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term stockholder value for all of our stockholders.  In 2010, we complied with the NYSE requirements for meetings of our independent directors.

Stockholder Proposals and Director Nominations for the 2012 Annual Meeting of Stockholders.  Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than December 27, 2011 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of stockholders in 2012.  Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear in our records, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.

The board of directors will consider the director nominee recommendations of our stockholders in accordance with the process discussed above.  Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

For proposals or director nominations to be brought at the 2012 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than March 12, 2012.  Proposals and nominations should be addressed to our corporate secretary at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.

Communications with Directors.  Stockholders and other interested parties who wish to communicate with the board of directors or its independent directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation.  As discussed above, for 2010 all the members of our management development and compensation committee were Ann Manix, Paul M. Bass, Jr. until his death, and subsequently Norman S. Edelcup.  No member of the committee:

•	was an officer or employee of ours during 2010 or any prior year;

•	had any related party relationships with us that requires disclosure under applicable SEC rules; or

•	had any interlock relationships under applicable SEC rules.

For 2010, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, our chairman of the board is on the board of directors of Contran and Contran employs Steven L. Watson, who serves as one of our directors, and Serena S. Connelly, who is one of our director nominees.

Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the AMEX.

Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman presides at all meetings of the independent directors.

Availability of Corporate Governance Documents.  A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.compx.com under the corporate section.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER INFORMATION

Compensation Discussion and Analysis.  This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers.  We employed three of our named executive officers at December 31, 2010.  Our two other named executive officers at December 31, 2010 were employed and directly compensated by Contran and provided their services to us in 2010 under our ISA with Contran.

As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase “named executive officers” refers to the five persons whose compensation is summarized in the Summary Compensation Table in this proxy statement.  Such phrase is not intended, and does not, refer to all of our executive officers.

Compensation of our Named Executive Officers Employed by Us.  In each of the last three years, we employed the following named executive officers:

Name	Position(s)

David A. Bowers	Vice Chairman of the Board, President and Chief Executive Officer
Corey J. Boland	Vice President
Scott C. James	Vice President

Overview.  Prior to 2008, we decided to forego long-term compensation (other than defined contribution plans that are generally available on a non-discriminatory basis to all employees) and implemented a compensation program that is primarily cash-based, with minimal perquisites, if any.  Our objectives for the primarily cash-based compensation program as it relates to our senior officers, including all of our named executive officers employed by us, are to:

•	have a total individual compensation package that is easy to understand;

•	encourage them to maximize long-term stockholder value; and

•
achieve a balanced compensation package that would attract and retain highly qualified senior officers and appropriately reflect each such officer’s individual performance, contributions and general market value.

In furtherance of our objectives and in an effort to separate annual operating planning from annual incentive compensation, we implemented discretionary incentive bonuses for our senior officers.  As a result, annual compensation for our named executive officers employed by us primarily consists of base salaries and discretionary incentive bonuses.

We do not base our employed named executive officer compensation on any specific measure of, or formula based upon, our financial performance, although we do consider our financial performance as one factor in determining the compensation of our employed named executive officers.  We determine the amount of each component of such compensation solely in our collective business judgment and experience, without performing any independent market research.  We do not enter into any written employment agreements with our employed named executive officers.

Base Salaries.  We have established the annual base salaries for our employed named executive officers on a position-by-position basis based on responsibility and experience.  We pay this portion of each of our employed named executive officer’s compensation to provide him with a reliable amount of compensation for the year, subject to his continued at-will employment and satisfactory performance for his services at the level of his responsibilities.  Our chief executive officer has the responsibility to conduct annual internal reviews of our employed named executive officer salary levels in order to rank salary, individual performance and job value to each position.  He then makes recommendations on salaries, other than his own, to our chairman of the board and then to our management development and compensation committee.  The chairman of the board makes recommendations on our chief executive officer’s salary to the committee.  The committee reviews the recommendations regarding changes in salaries for executive officers and may take such action, including modifications to the recommendations, as it deems appropriate.  The recommendations of our chief executive officer and our chairman of the board and the determinations of our management development and compensation committee are based on our evaluations of the past year annual base-salary amounts with adjustments made as result of our past and expected future financial performance, inflation, past and potential future individual performance and contributions or alternative career opportunities that might be available to our named executive officers employed by us, without performing any independent market research.

Effective January 1, 2008, we approved increases in the base salaries for each of Messrs. Bowers and James of 4.0% primarily to account for inflation and our general financial performance.  Mr. Boland received two salary increases for 2008.  His first 2008 salary increase of 7.6% was granted effective in April 2008 while he was vice president, engineering of Waterloo primarily to recognize additional responsibility, to account for the financial performance of his operating unit and for inflation.  His second 2008 salary increase of 12.5% was granted to him in May 2008, recognizing his promotion to one of our executive officers in May 2008.  Mr. Boland also received  salary increases of 12.5% in January 2009 and 11.1% in January 2010, in both cases as further recognition of his increased responsibility following his May 2008 promotion to one of our executive officers.  Other than Mr. Boland’s January 2009 and January 2010 salary increases for his 2008 promotion, we instituted a salary freeze for 2009 and 2010 for our employed named executive officers.

In all cases, no specific measure of, or formula based upon, our financial performance was utilized in determining the increase in an executive officer’s base salary for a year, although we did consider our financial performance as one factor in determining such increase.  There is no specific weighting of factors in determining such increases.  The salaries for our named executive officers employed by us are disclosed in their salary column in the 2010 Summary Compensation Table in this proxy statement for each of the last three years in which such officer served as one of our executive officers.

Annual Incentive Bonuses. We pay discretionary incentive bonuses annually in cash to each of our employed named executive officers to motivate him to achieve higher levels of performance in attaining our corporate goals and reward him for such performance.  We determine the amount of any such incentive bonuses we pay our named executive officers employed by us on a year-end discretionary evaluation of each such officer’s responsibility, performance, attitude and potential.  The amount of the incentive bonus is also influenced by the amount of the named executive officer’s base salary and prior year incentive bonus, as well as our financial performance.  We based our award of incentive bonuses for each year primarily upon the chairman of the board’s recommendation regarding the chief executive officer, the chief executive officer’s recommendations regarding the other named executive officers employed by us and the determinations of our management development and compensation committee, which may take such action, including modifications to the recommendations, as it deems appropriate.  No specific overall performance measures were utilized and there is no specific measure of, or formula based upon, our financial performance that was utilized in determining an employed named executive officer’s bonus, although we did consider our financial performance as one factor in determining such bonus.  Additionally, there is no specific weighting of factors considered in the determination of incentive bonuses paid to these executive officers.

We approved discretionary incentive bonuses for our employed named executive officers in the last three years as a percentage of the officer’s base salary as follows.

	Discretionary Incentive Bonuses as a Percentage of Base Salary for Years in which the Recipient was an Executive Officer of CompX
Named Executive Officer	2008 (1)	2009 (1)	2010 (1)

David A. Bowers	0%	39%	105%
Corey J. Boland	62%	56%	80%
Scott C. James	62%	39%	80%

—————————
(1)	These bonuses were approved by our management development and compensation committee in the first quarter of the following year and paid in such following year for performance in the reported year.

As compared to 2009, the 2010 discretionary incentive bonuses as a percentage of base salary reflected our 2010 improved financial performance and favorable cash flow during a difficult yet improving economic environment.  As compared to 2008, the 2009 discretionary incentive bonuses as a percentage of base salary reflected our 2009 negative financial performance but also our ability to generate favorable cash flow during an economic environment that was more difficult than 2008.  In considering the amounts of the 2008 bonuses, management recommended, and our management development and compensation committee considered, among other things, that we achieved 2008 operating income margins of greater than 10% in our two largest divisions in difficult economic times.  These discretionary incentive bonuses are disclosed in the bonus column in the 2010 Summary Compensation Table in this proxy statement.

Defined Contribution Plans.  We pay discretionary annual contributions to the CompX Capital Accumulation Pension Plan, a profit sharing defined contribution plan, and The Employee 401(k) Retirement Plan, a 401(k) defined contribution plan.  Participants of these plans are employees of certain of our domestic operations.  Mr. Boland became a U.S. employee beginning in August 2009 when he relocated to Michigan from Canada.  In March of each year, upon the recommendation of our chief executive officer and the approval of our management development and compensation committee, we contributed for the plan year that ended on December 31 of the prior year, subject to certain limitations under the respective plans and the U.S. Internal Revenue Code of 1986, as amended:

•
to the Capital Accumulation Pension Plan for each of the last three plan years, 7.25% of that year’s earnings before taxes of our combined CompX security products division and Livorsi marine components unit for each of the last three years (with certain adjustments); and

•
to our 401(k) plan for each of the last three plan years, a matching contribution from a pool of 5% of the earnings before taxes of the participant’s business unit up to 100% of the participant’s eligible earnings.

Each of Messrs. Bowers, James and Boland received such contributions, which are included in his all other compensation column in the 2010 Summary Compensation Table in this proxy statement.

For the time Mr. Boland worked for us in Canada, we contributed annually to his account under the Registered Pension Plan for Employees of Waterloo Furniture Components Ltd., a defined contribution plan sponsored by our Canadian subsidiary.  The amount of the contributions are set by Canadian law based on Mr. Boland’s annual cash compensation.  The contributions we made to Mr. Boland under this plan for 2008 and 2009 are included in his all other compensation column in the 2010 Summary Compensation Table in this proxy statement.  Mr. Boland ceased participating in this plan after July 2009 when he relocated to Michigan.

Equity-Based Compensation.  Prior to 2008, we decided to forego the grant of any equity compensation to our employees, although we continue to grant annual awards of stock to our nonemployee directors as a portion of their annual retainers, including our chairman of the board.  We also do not have any security ownership requirements or guidelines for our management or directors.  We do not currently anticipate any equity-based compensation will be granted in 2011, other than the annual grants of stock to our nonemployee directors.  See the Director Compensation section in this proxy statement for a discussion of these annual grants.

Compensation of our Named Executive Officers Employed by Contran.  For each of the last three years, we paid Contran a fee for services provided pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer.  Such services provided under this ISA included the services of our named executive officers employed by Contran, and as a result a portion of the aggregate ISA fee we pay to Contran is paid with respect to services provided to us by such named executive officers.  Our current executive officers who provide services to us pursuant to our ISA with Contran are as follows:

Name	Positions with CompX

Glenn R. Simmons	Chairman of the Board
Robert D. Graham	Executive Vice President
Darryl R. Halbert	Vice President, Chief Financial Officer and Controller
J. Mark Hollingsworth	Vice President and General Counsel
Kelly D. Luttmer	Vice President and Tax Director

The nature of the duties of each of our executive officers who are employees of Contran is consistent with the duties normally associated with the officer titles and positions such officer holds with us.  Other than Mr. Halbert, each of these persons also serves as an executive officer of Contran.

The charge under this ISA reimburses Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount of the fee we paid for each year under this ISA for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2010 under this ISA.  Under the various ISAs among Contran and its subsidiaries, we share the cost of the employment of Messrs. Glenn Simmons, Graham and Hollingsworth and Ms. Luttmer with Contran and certain of its other publicly and privately held subsidiaries.  Mr. Halbert, however, provides all of his services to us and no other unconsolidated affiliate of ours.  Therefore, the portion of the charge under this ISA related to his services represents a full year for his services for each reported year.  For Mr. Glenn Simmons, the portion of the annual charge we paid in 2010 to Contran under this ISA attributable to his nondirector services and the amount we paid for his director services is set forth in the 2010 Director Compensation Table in this proxy statement.  For each of Messrs. Halbert and Hollingsworth, the portion of the annual charge we paid for each of the last three years to Contran under this ISA attributable to his services is set forth in his salary column in the 2010 Summary Compensation Table in this proxy statement.  The amount charged under the ISA is not dependent upon our financial performance.  As discussed further below, the amount charged under the ISA is based upon Contran’s cost of employing or engaging the personnel who provide the services to us (including the services of certain of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.

We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely in our collective business judgment and experience without performing any independent market research.

In the early part of each year, Contran’s management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including certain of our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries, including us.  Contran’s management then allocates Contran’s cost of employing each of its employees among Contran and its various subsidiaries based on such estimated percentages.  Contran’s aggregate cost of employing each of its employees comprises:

•	the annualized base salary of such employee at the beginning of the year;

•
an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

•
Contran’s portion of the social security and medicare taxes on such base salary and an estimated overhead factor (24% for 2010 as compared to 17% for each of 2009 and 2008) applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services.

The overhead factor increased in 2010 as compared to 2009 and 2008 primarily as a result of increased defined benefit pension plan costs resulting principally from changes in the funded status of Contran’s defined benefit plan due to the negative overall impact of the global economic recession on the return on assets held by the plan.  Contran’s management subsequently made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.

In the first quarter of each year, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge.  Among other things during such presentation, the committee was informed of:

•	the quality of the services Contran provides to us, including the quality of the services certain of our executive officers provide to us;

•	the $1.0 million charge to us for the services of Harold C. Simmons for his consultation and advice to our chief executive officer regarding major strategic corporate matters;

•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years;

•	the comparison of the prior year and proposed current year average hourly rate; and

•	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.

In determining whether to recommend that the board of directors approve the proposed ISA fee, the management development and compensation committee considers the three elements of Contran’s cost of employing the personnel who provide services to us, including the cost of employing certain of our named executive officers, in the aggregate and not individually.  After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding that:

•
the cost to employ the additional personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

•	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

In reaching its recommendation, our management development and compensation committee did not review:

•
any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

•	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:

o	each of our named executive officers employed by Contran, other than Mr. Halbert, provides services to many companies related to Contran, including Contran itself;

o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran’s cost of employing each of such named executive officers;

o	Contran and these other companies related to Contran absorb the remaining amount of Contran’s cost of employing each of such named executive officers; and

o
the members of our management development and compensation committee consider the other factors discussed above in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2010, with our other directors abstaining.

For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.  Contran has implemented a limit of $1.0 million on any individual’s charge to a publicly held company in order to enhance the deductibility by the company of the charge for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, if such section were to be deemed applicable.  Section 162(m) generally disallows a tax deduction to publicly held companies for non-performance based compensation over $1.0 million paid to the company’s chief executive officer and four other most highly compensated executive officers.  Because of this policy, the portion of the aggregate ISA fee we paid to Contran in each of the last three years that was attributable to the services of Harold C. Simmons was limited to such $1.0 million amount.

Deductibility of Compensation.  It is our general policy to structure the performance-based portion of the compensation of our executive officers, if any, in a manner that enhances our ability to deduct fully such compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee’s review and a discussion with management, the committee recommended to the board of directors that our compensation discussion and analysis be included in this proxy statement.

The following individuals, in the capacities indicated, hereby submit the foregoing report.

Ann Manix Chairwoman of our Management Development and Compensation Committee	Norman S. Edelcup Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers.  The 2010 Summary Compensation Table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during the last three years by our chief executive officer, chief financial officer and each of the three other most highly compensated individuals (in certain instances, based on ISA charges to us) who were our executive officers at December 31, 2010.  Messrs. Halbert and Hollingsworth were employees of Contran for the last three years and provided their services to us and our subsidiaries pursuant to our ISA with Contran.  For a discussion of this ISA, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.

2010 SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary		Bonus	All Other Compensation		Total

David A. Bowers	2010	$379,860		$400,000	$30,852	(2)	$810,712
Vice Chairman of the Board,	2009	379,860		150,000	17,470	(2)	547,330
President and Chief Executive	2008	379,518		-0-	28,529	(2)	408,047
Officer

Darryl R. Halbert	2010	419,100	(3)	-0-	-0-		419,100
Vice President, Chief Financial	2009	401,600	(3)	-0-	-0-		401,600
Officer and Controller	2008	541,600	(3)	-0-	-0-		541,600

Scott C. James	2010	258,024		206,500	29,141	(2)	493,665
Vice President	2009	258,024		100,000	17,470	(2)	375,494
	2008	257,794		160,000	28,529	(2)	446,323

Corey J. Boland (4)	2010	199,274		160,000	30,852	(5)	390,126
Vice President	2009	175,012		100,000	21,424	(5)	296,436
	2008	142,426		94,532	4,499	(5)	241,457

J. Mark Hollingsworth	2010	113,900	(3)	-0-	-0-		113,900
Vice President and General Counsel	2009	213,900	(3)	-0-	-0-		213,900
	2008	118,800	(3)	-0-	-0-		118,800

—————————
(1)	Certain non-applicable columns have been omitted from this table.

(2)
All other compensation for Messrs. Bowers and James for the last three years consisted of our matching contributions to their accounts under our 401(k) Plan and our contributions to their accounts under the CompX Capital Accumulation Pension Plan, a defined contribution plan, as follows:

Named Executive Officer	Year	Employer’s 401(k) Plan Matching Contributions	Employer’s Capital Accumulation Pension Plan Contributions	Total

David A. Bowers	2010	$ 11,454	$ 19,398	$ 30,852
	2009	8,373	9,097	17,470
	2008	10,648	17,881	28,529

Scott C. James	2010	9,743	19,398	29,141
	2009	8,373	9,097	17,470
	2008	10,648	17,881	28,529

See the discussion of our retirement plan contributions in the Compensation Discussion and Analysis section of this proxy statement.

(3)
Messrs. Halbert and Hollingsworth are employees of Contran and provide their executive officer services to us pursuant to our ISA with Contran.  The amounts shown in the table as salary compensation for them represents the portion of the fees we paid to Contran pursuant to the ISA attributable to the services each of them rendered to us.  The ISA charges disclosed for Contran employees who perform executive officer services to us and our subsidiaries are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement.  Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the aggregate proposed ISA fee with Contran.  As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held parent or sister company of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company.

(4)
For Mr. Boland’s performance through July 2009, Waterloo paid him his salary and 2008 cash bonus, contributions to his account under Waterloo’s defined contribution plan and life insurance premiums in Canadian dollars.  Beginning in August 2009, our U.S. operations paid Mr. Boland his salary and his bonuses and matching contributions to his account under our 401(k) Plan and our contributions to his account under the CompX Capital Accumulation Pension Plan, a defined contribution plan, in U.S. dollars upon his relocation to Michigan from Canada.  We report in the table the Canadian dollar compensation he received in U.S. dollars based on an average exchange rate for 2009 of US$0.8798 per CN$1.00 and for 2008 of US$0.94532 per CN$1.00.

(5)	As shown below, all other compensation for Mr. Boland consisted of the following payments:

•	our reimbursement in U.S. dollars of certain expenses he incurred relocating from Canada to Michigan;
•
Waterloo’s contribution in Canadian dollars to Mr. Boland’s account under the Registered Pension Plan for Employees of Waterloo Furniture Components Ltd., a defined contribution plan, for the 2008 and 2009 plan years through July 2009 while he was employed in Canada;

•	life insurance premiums we paid in Canadian dollars for his benefit through July 2009 while he was employed in Canada;
•	a 2009 and 2010 matching contribution in U.S. dollars to his account under our 401(k) Plan for his employment in the U.S. from August 2009; and
•	a contribution to his account for 2009 and 2010 in U.S. dollars under the CompX Capital Accumulation Pension Plan, a defined contribution plan for his employment in the U.S. from August 2009.

Named Executive Officer	Year	Reimburse- ment of Relocation Expenses	Waterloo Registered Pension Plan Contributions	Life Insurance Premiums	Employer’s 401(k) Plan Matching Contributions	Employer’s Capital Accumulation Pension Plan Contributions	Total

Corey J. Boland	2010	$ -0-	$ -0-	$ -0-	$11,454	$19,398	$30,852
	2009	11,350	4,727	480	1,686	3,181	21,424
	2008	-0-	3,854	645	-0-	-0-	4,499

See the discussion of our retirement plan contributions in the Compensation Discussion and Analysis section of this proxy statement.

2010 Grants of Plan-Based Awards.  In 2010, we did not grant any stock, stock options or other plan-based awards to our named executive officers.

Outstanding Equity Awards at December 31, 2010.  Our named executive officers did not hold any outstanding equity awards as of December 31, 2010.

Option Exercises and Stock Vested.  During 2010, no named executive officer exercised any stock options or had any stock awards vest.

Pension Benefits.  We do not have any defined benefit pension plans in which our named executive officers participate.

Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.

Director Compensation.  Our directors who are not employees of us or our subsidiaries are entitled to receive compensation for their services as directors.  Our current directors who received such compensation in 2010 were Norman S. Edelcup, Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson.

Our nonemployee directors receive an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and at a daily rate ($125 per hour) for other services rendered on behalf of our board of directors or its committees.  In addition to the annual retainers for service on the board of directors, the chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” for purposes of the annual proxy statement receive an annual retainer of $20,000, paid in quarterly installments (provided that if one person serves in both capacities only one such retainer is paid), and other members of our audit committee receive an annual retainer of $10,000, paid in quarterly installments, for their service on the audit committee.  Members of our management development and compensation committee also receive an annual retainer of $2,000, paid in quarterly installments, for their service on that committee.  If a nonemployee director dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

On the day of each annual stockholder meeting, each of our nonemployee directors elected on that date receives a grant of shares of our class A common stock as determined by the following formula based on the closing price of a share of our class A common stock on the date of such meeting.

Range of Closing Price Per Share on the Date of Grant	Shares of Class A Common Stock to Be Granted

Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500

The following table provides information with respect to compensation our nonemployee directors earned for their 2010 director services provided to us.

2010 DIRECTOR COMPENSATION (1)

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total

Paul M. Bass, Jr. (5)	$41,000	$ -0-	$ -0-	$41,000
Norman S. Edelcup	49,500	10,890	-0-	60,390
Edward J. Hardin (5)	32,000	10,890	-0-	42,890
Ann Manix (5)	40,000	10,890	-0-	50,890
Glenn R. Simmons (5)	23,000	10,890	33,200	67,090
Steven L. Watson (5)	23,000	10,890	84,500	118,390

—————————
(1)	Certain non-applicable columns have been omitted from this table.

(2)
As previously disclosed in our 2010 proxy statement, Paul M. Bass, Jr., our former director, died on March 9, 2010.  His reported cash director compensation represents cash paid to him or his estate in the amount of $8,000 for his 2010 first quarter retainer, one meeting fee and a $32,000 cash death benefit.  For our current directors, their reported cash director compensation represents cash retainers and meeting fees the director earned for director services he or she provided to us in 2010.

(3)
Represents the value of 1,000 shares of our class A common stock we granted to each of these directors. For the purposes of this table and financial statement reporting, we valued these stock awards at the $10.89 closing price per share of such shares on their date of grant, which date of grant was May 26, 2010.

(4)
Represents the portion of the annual charge we paid in 2010 to Contran under our ISA with Contran attributable to the nondirector services each of Messrs. Simmons and Watson provided to us under the ISA.

(5)
As of December 31, 2010, the following entity or persons held the following stock options exercisable for shares of our class A common stock, all of which stock options were granted for director services:

Name	Aggregate Number of Shares Underlying Outstanding Stock Options Held by Such Director at December 31, 2010

The Estate of Paul M. Bass, Jr.	4,000
Edward J. Hardin	4,000
Ann Manix	4,000
Glenn R. Simmons	2,000
Steven L. Watson	4,000

Compensation Policies and Practices as They Relate to Risk Management.  We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:

•
other than stock grants to our nonemployee directors, we do not grant equity awards to our employees, officers or other persons who provide services to us under our ISA with Contran, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
our executive officers employed by us are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee an executive officer a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;

•
our other key employees are eligible to receive bonuses based on the achievement of a specified performance or financial target based on our business plan for the year, but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:

o
our executive officers, who are responsible for establishing and executing such business plan, are not eligible to receive bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o	there exist ceilings for these bonuses regardless of the actual level of our financial performance achieved;

•
our officers and other persons who provide services to us under our ISA with Contran do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our stockholders;

•	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our stockholders; and

•
our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.

Compensation Consultants.  Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the AMEX and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2010, our executive officers, directors and 10% stockholders, other than Ann Manix, complied with all applicable filing requirements under section 16(a).  Ms. Manix filed one Form 4 that reported one late transaction.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy.  As set forth in our code of business conduct and ethics, from time to time, we engage in transactions with affiliated companies.  In addition, certain of our executive officers and directors serve as executive officers and directors of affiliated companies.  With respect to transactions between or involving us and one or more of our affiliates, it is not a violation of the code if the transaction, in our opinion, is no less favorable to us than could be obtained from unrelated parties, or the transaction, in the absence of stockholder ratification or approval by our independent directors, is fair to all companies involved.  Furthermore, the code provides that:

•	directors and officers owe a duty to us to advance our legitimate interests when the opportunity to do so arises; and

•
they are prohibited from (a) taking for themselves personally opportunities that properly belong to us or are discovered through the use of our property, information or position, (b) using corporate property, information or position for improper personal gain and (c) competing with our interests.

Our executive officers are responsible for applying this policy to related parties.  No specific procedures are in place, however, that govern the treatment of transactions among us and our related entities, although we and such entities may implement specific procedures as appropriate for particular transactions.  Provided, in our judgment, the standard set forth in the code of business conduct and ethics is satisfied, we believe, given the number of companies affiliated with Contran, that related party transactions with our affiliates, in many instances (such as achieving economies of scale), are in our best interest.  In certain instances, our executive officers may seek the approval or ratification of such transactions by our independent directors, but there is no quantified threshold for seeking this approval.

Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Harold C. Simmons, through Contran, may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

•
intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons.

Certain directors or executive officers of Contran, Keystone, Kronos Worldwide, NL, TIMET or Valhi also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests.  In such an event, we implement such procedures as are appropriate for the particular transaction.

Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on a fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business.  The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the expense for the employees’ compensation and an overhead component that takes into account other employment related costs.  Generally, each of the ISAs renews on a quarterly basis, subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company’s management development and compensation committee as well as the concurrence of the chief financial officer.  See the Compensation of our Named Executive Officers Employed by Contran part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2010 ISA fee charged by Contran to us.

The services of Harold C. Simmons provided to us under our ISA with Contran include consultation and advice to our chief executive officer and our other senior management concerning major strategic corporate matters.  Such matters may include acquisitions or dispositions of certain assets (including investments) or operations, strategic business plans, business reorganizations and restructurings, financing and other capital raising initiatives, legal and litigation strategies, tax planning strategies and other matters. For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.

In 2010, we paid Contran fees of $3.1 million for its services under the ISA between Contran and us, including $1.0 million for the services of Harold C. Simmons.  Because Contran has implemented a limit of $1.0 million on any individual’s charge to a publicly held company, the aggregate ISA fee we paid to Contran in 2010 that was attributable to the services of Harold C. Simmons was limited to such $1.0 million amount.  See the Compensation of our Named Executive Officers Employed by Contran subsection of the Compensation Discussion and Analysis section in this proxy statement for further information regarding this $1.0 million limit.  In 2011, we expect to pay Contran fees of $3.4 million for its services under this ISA, including $1.0 million for the services of Harold C. Simmons.  We also pay director fees and expenses directly to Messrs. Glenn Simmons and Watson for their services as our directors.

Risk Management Program.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group purchase insurance policies and risk management services.  The program apportions its costs among the participating companies.  Tall Pines and EWI provide for or broker the insurance policies.  Tall Pines purchases reinsurance for substantially all of the risks it underwrites.  EWI also provides claims and risk management services and, where appropriate, engages certain third-party risk management consultants.  Tall Pines is a captive insurance company wholly owned by Valhi.  EWI is a reinsurance brokerage and risk management company wholly owned by NL.  Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters and/or assess fees for the policies that they provide or broker.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

During 2010, we paid Tall Pines and EWI in the aggregate approximately $1.1 million.  This amount principally represents payments for insurance premiums, which include premiums or fees paid to Tall Pines and commissions or fees paid to EWI.  This amount also includes payments to insurers or reinsurers through EWI for the reimbursement of claims within our applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on our behalf, as well as amounts for claims and risk management services and various other third-party fees and expenses incurred by the program. In our opinion, the program’s allocations of its costs among us and our related entities are reasonable.  We believe the amounts that we and our subsidiaries paid for the combined risk management program are less than the costs we would have incurred had we entirely used unrelated third parties for the services the program provided.  We expect that these relationships with Tall Pines and EWI will continue in 2011.  Because we believe there is no conflict of interest regarding our participation in the combined risk management program, our audit committee received a report regarding this program but we did not ask our independent directors to approve it.

Tax Matters.  We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the “Contran Tax Group.”  As a member of the Contran Tax Group and pursuant to certain tax sharing agreements or policies, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran.  Pursuant to the tax sharing agreements or policies and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer.  Refunds are generally limited to amounts previously paid under the respective tax sharing agreement or policy.  We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions.  The terms of the applicable tax sharing agreements or policies also apply to state payments to these jurisdictions.

Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group.  Under our tax agreement with NL, NL agrees to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax allocation policy.

Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand alone basis.  In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran’s tax elections.  In 2010, pursuant to our tax sharing agreement and policies with NL, we made a net tax payment to NL of approximately $2.2 million.  Because the calculation of our tax payments or refunds is determined pursuant to applicable tax law, our independent directors were not asked to approve our tax agreement or policies or such payments or refunds.

Loan from TFMC.  In October 2007, we on a net basis purchased and/or cancelled approximately 2.7 million shares of our class A common stock formerly held directly or indirectly by TFMC for $19.50 per share paid in the form of a consolidated promissory note pursuant to a stock purchase agreement between us and TFMC and a merger agreement among CompX Group, Inc., our former parent in which NL and TFMC were the sole stockholders, and CompX KDL LLC, our former wholly owned subsidiary.  The price per share was determined based on our open market purchases of our class A common stock around the time of the approval of these transactions.  The stock purchase agreement and the merger agreement were approved by the independent directors of us and TIMET.

Pursuant to such transactions, among other things, we issued a consolidated unsecured term loan promissory note to TFMC in the original principal amount of $52,580,190 that:

•	matures on September 30, 2014;

•	bears interest at an annual rate of LIBOR plus 1.00%;

•	requires quarterly principal payments of $250,000 and quarterly interest payments;

•	does not have prepayment penalties; and

•	is subordinated to our credit agreement with Wells Fargo Bank, National Association and Comerica Bank.

In September 2009, the terms of the promissory note were amended to defer the required quarterly principal and interest payments until on or after March 31, 2011.  During 2010, the largest amount of principal that we owed to TFMC under this note was approximately $42.2 million.

Purchase of Note from NL.  On May 13, 2010 we purchased from NL and one of its wholly-owned subsidiaries, for $15.0 million in cash, all of their right, title and interest in:

•
a subordinated secured mortgage note receivable dated October 15, 2008 and in the original principal amount of $15.0 million executed by Sayreville Seaport Associates, L.P., a Delaware limited partnership, and originally payable to NL and its subsidiary; and

•	certain other documents related to the note receivable.

We purchased the promissory note for our investment purposes.  The promissory note bears interest at LIBOR plus 2.75%, payable monthly.  All principal is due no later than October 2011.  The promissory note is collateralized by a real estate developer’s ground lease on certain real property, formerly owned by NL and its subsidiary and taken from them in condemnation proceedings, and all improvements to the property performed by the developer.  Both the promissory note and our lien on the property are subordinated to certain senior indebtedness of the developer.  In certain circumstances, including but not limited to the developer’s failure to repay the promissory note at its stated maturity, we have the right to demand, and we have so demanded, repayment of up to $15.0 million due under the promissory note from one of the developer’s equity partners, which right is not subordinated to the developer’s senior indebtedness.  The developer and the developer’s equity partner have disputed our right to receive such prepayment prior to October 2011.  In addition, NL has provided a guarantee for any amounts due but unpaid under the promissory note.  In order to complete the purchase of the promissory note, on May 10, 2010 we entered into an amendment to our revolving $37.5 million credit agreement with Wells Fargo Bank, National Association and Comerica Bank.  The amendment enabled us to borrow $5.0 million under the credit agreement, which we utilized along with $10.0 million of existing cash to complete the purchase.  The purchase of the note was approved by our independent directors.

Related Party Loans for Cash Management Purposes.  From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes.  These loans and advances are entered into principally for cash management purposes.  When we loan funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments.  While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans.  When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

In February 2010, we entered into an unsecured revolving demand promissory note with NL pursuant to which, as amended, we agreed to loan NL up to $8.0 million.   Our loans to NL under this note bear interest at the prime rate less 0.75%, with all principal due on demand on or after March 31, 2012 (and in any event no later than December 31, 2012), with interest payable quarterly.  Any principal NL borrows from us under this note is solely at our discretion.  During 2010, the largest amount of principal that NL owed to us was approximately $7.0 million and NL paid us interest of approximately $23,000 under this note.  As of December 31, 2010, NL did not owe us any principal or interest on this note.  Because this note was for cash management purposes, we did not ask our independent directors to approve it or its amendment.

Simmons Family Matters.  In addition to the services he provides under our ISA with Contran as discussed under the Intercorporate Services Agreements section above, certain family members of Harold C. Simmons also provide services to us through Contran pursuant to this ISA.  In 2010, L. Andrew Fleck (a step-son of Harold C. Simmons) provided certain real property management services to us pursuant to this ISA.  The portion of the fees we paid to Contran in 2010 pursuant to this ISA attributable to the services of Mr. Fleck was less than $120,000.  See the Intercorporate Services Agreements section above for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2010 ISA fee Contran charged us.  As disclosed in the 2010 Director Compensation Table in this proxy statement, Mr. Glenn Simmons (a brother of Harold Simmons) also provided us nondirector services under our ISA with Contran and received compensation in cash and stock from us for his services as a director for 2010.  We expect similar compensation expenses and ISA charges regarding Messrs. Glenn Simmons and Fleck for 2011.

AUDIT COMMITTEE REPORT

Through March 2010, our audit committee of the board of directors was comprised of Paul M. Bass, Jr., Norman S. Edelcup and Ann Manix.  Our audit committee of the board of directors is currently comprised of Norman S. Edelcup, Edward J. Hardin and Ann Manix.  The audit committee operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the AMEX and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  The audit committee charter is available on our website at www.compx.com under the corporate section.

Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP.  Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process.  In its oversight role, our audit committee reviewed and discussed the audited financial statements with management and with PwC, our independent registered public accounting firm for 2010.  Our audit committee also reviewed and discussed our internal control over financial reporting with management and with PwC.

Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the matters required to be discussed pursuant to the auditing standards of the Public Company Accounting Oversight Board.  PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm’s independence.  Our audit committee also concluded that PwC’s provision of other permitted non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2010 Annual Report on Form 10-K for filing with the SEC.

Members of our audit committee of the board of directors respectfully submit the foregoing report.

Norman S. Edelcup Chairman of our Audit Committee	Edward J. Hardin Member of our Audit Committee	Ann Manix Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2010.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the first quarter of 2011.  We expect PwC will be considered for appointment to:

•
review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2011 and the first quarter of 2012; and

•	audit our annual consolidated financial statements for the year ending December 31, 2011.

Representatives of PwC are not expected to attend the annual meeting.

Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that our audit committee has authorized and PwC has billed or is expected to bill to us for services rendered for 2009 and 2010.  Additional fees for 2010 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2010 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual stockholder meeting. In this regard, we have similarly adjusted the audit fees shown for 2009 from the amounts disclosed in our 2010 proxy statement.

Type of Fees	2009	2010

Audit Fees (1)	$741,600	$639,400
Audit-Related Fees (2)	7,500	8,500
Tax Fees (3)	8,800	8,600
All Other Fees	-0-	-0-

Total	$757,900	$656,500

—————————
(1)	Fees for the following services:

(a)	audits of consolidated year-end financial statements for each year;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.

(2)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting.

(3)	Permitted fees for tax compliance, tax advice and tax planning services.

Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries.  We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee’s amended and restated preapproval policy.  Pursuant to the policy:

•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:

•	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;

•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;

•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

•	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the Public Company Accounting Oversight Board.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2010, our audit committee preapproved all of PwC’s services provided to us or any of our subsidiaries in compliance with our amended and restated preapproval policy without the use of the SEC’s de minimis exception to such preapproval requirement.

PROPOSAL 2
NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

Background of this Proposal.  The recently enacted Dodd-Frank Act amended Section 14A of the Exchange Act  to require that a publicly held company submit to its stockholders a nonbinding advisory vote to approve the compensation of its executive officers, commonly known as a “Say-on-Pay” proposal.  After a nonbinding advisory stockholder vote on a Say-on-Pay proposal, the SEC requires that we disclose in the following year’s annual meeting proxy statement whether, and if so how, we have considered the results of the previous nonbinding advisory stockholder vote on the Say-on-Pay proposal and how the nonbinding advisory vote has affected our executive compensation decisions and policies.

Say-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation.  The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive officer compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers.  This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general.  Our board of directors requests that each stockholder cast a nonbinding advisory vote on the following resolution:

RESOLVED, that, by the affirmative vote of the majority of the holders of our outstanding class A and class B shares of common stock, voting together as a single class, present in person or represented by proxy at the 2011 annual meeting and entitled to vote thereon, the stockholders of CompX International Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2010 Summary Compensation Table in the 2011 annual meeting proxy statement of CompX International Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.

Effect of the Proposal.  The Say-on-Pay proposal is nonbinding and advisory.  Our stockholders’ approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.

Vote Required.  Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal.  The proposed resolution provides that the affirmative vote of the majority of the holders of our outstanding class A and class B shares of common stock, voting together as a single class, present in person or represented by proxy at the 2011 annual meeting and entitled to vote will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.

As already disclosed, NL is the direct holder of 86.9% of the outstanding shares of our combined class A and B common stock as of the record date and has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement. If NL attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
NONBINDING ADVISORY PREFERRED FREQUENCY FOR STOCKHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION

Background of this Proposal.  The Dodd-Frank Act also amended Section 14A of the Exchange Act to require publicly held companies to hold a separate nonbinding advisory stockholder vote with respect to the preferred frequency of the vote on subsequent Say-on-Pay proposals.  Publicly held companies must give stockholders the choice of whether to cast a nonbinding advisory vote on the Say-on-Pay proposal every year, every other year or every third year, which we refer to as the “Say-When-on-Pay” proposal.  After the initial vote is held, Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, requires all publicly held companies to submit to their stockholders no less often than every six years a Say-When-on-Pay proposal.  SEC rules require that:

•	our stockholders also have the option to abstain from making a choice; and

•
we disclose in the next periodic report we file with the SEC, our decision in light of the nonbinding advisory vote on the Say-When-on-Pay proposal how frequently we will include in our proxy materials a Say-on-Pay proposal.

Say-When-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting).  Under this proposal, stockholders may vote to have the Say-on-Pay proposal every year, every other year or every third year or abstain from voting.   Stockholders are not voting to approve or disapprove the recommendation of our board of directors that we hold an annual vote on the Say-on-Pay proposal.  We believe that giving our stockholders the right to cast an advisory vote every year on our executive compensation is a good corporate governance practice.

Effect of the Proposal.  This Say-When-on-Pay proposal is nonbinding and advisory.  Our board of directors may decide that it is in the best interests of us and our stockholders to hold a nonbinding  advisory vote on the Say-on-Pay proposal more or less frequently than the option our stockholders choose by a plurality of the affirmative votes.  We currently plan to follow the nonbinding advisory vote of our stockholders on this proposal.

Vote Required.  Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on your proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes of the holders of our outstanding class A and class B shares of common stock, voting together as a single class, will determine, on a nonbinding advisory basis, the frequency of future Say-on-Pay proposals preferred by our stockholders.  Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting, an abstention or a broker/nominee non-vote on this proposal will have no effect on its outcome.

As already disclosed, NL is the direct holder of 86.9% of the outstanding shares of our combined class A and B common stock as of the record date and has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of an annual Say-on-Pay proposal. If NL attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will, on a nonbinding advisory basis, approve an annual Say-on-Pay.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “1 YEAR” (AS OPPOSED TO TWO YEARS OR THREE YEARS) AS THE PREFERRED FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED A NONBINDING ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2010 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is included as part of the annual report furnished to our stockholders with this proxy statement and may also be accessed on our website at www.compx.com.

STOCKHOLDERS SHARING THE SAME ADDRESS

Stockholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the proxy materials.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:

•	you no longer wish to participate in householding and would prefer to receive separate proxy materials; or

•	you receive multiple copies of the proxy materials at your address and would like to request householding of our communications.

REQUEST COPIES OF THE 2010 ANNUAL REPORT AND THIS PROXY STATEMENT

To obtain copies of our 2010 annual report to stockholders or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

CompX International Inc.

Dallas, Texas
April 25, 2011

CompX International Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 25, 2011.

The proxy statement and annual report to stockholders (including CompX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010) are available atwww.compx.com/annualmeeting.

Dear Stockholder:

CompX International Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares.  You can vote your shares electronically through the internet or by telephone.  This eliminates the need to return this proxy card.

Your electronic or telephonic vote authorizes the agents named on this proxy card to vote in the same manner as if you marked, signed, dated and returned this proxy card.  If you vote your shares electronically or telephonically, do not mail back this proxy card.

Your vote is important.  Thank you for voting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CompX International Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPX INTERNATIONAL INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2011

The undersigned hereby appoints David A. Bowers, Darryl R. Halbert and A. Andrew R. Louis, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2011 Annual Meeting of Stockholders (the “Meeting”) of CompX International Inc., a Delaware corporation (“CompX”), to be held at CompX’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Wednesday, May 25, 2011, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of class A and class B common stock, par value $0.01 per share, of CompX standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card.  If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card or any of the other proposals, the agents will vote “FOR” each such nominee for election as a director and, as applicable, “FOR” proposal 2 and “1 YR” for proposal 3.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE.

CompX International Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy card, you may choose one of the two voting methods outlined below to instruct how the agents named on this proxy card should vote your shares.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy instructions submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on May 25, 2011.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/CIX
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and 1 YR for Proposal 3.

1.	Director Nominees:
		For	Withhold				For	Withhold		For	Withhold
	01 – David A. Bowers	☐	☐	02 – Serena S. Connelly			☐	☐	03 – Norman S. Edelcup	☐	☐
	04 – Edward J. Hardin	☐	☐	05 – Ann Manix			☐	☐	06 – Glenn R. Simmons	☐	☐
	07 – Steven L. Watson	☐	☐

				For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Say-on-Pay, nonbinding advisory vote approving executive compensation			☐	☐	☐	3.	Say-When-on-Pay, nonbinding advisory vote on the preferred frequency of executive compensation votes	☐	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof

B  Non-Voting Items
Change of Address - Please print new address below.

C  Authorized Signatures – This section must be completed for your vote to be counted.  – Date and Sign Below
NOTE:  Please sign exactly as the name that appears on this card.  Joint owners should each sign.  When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box
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